EXHIBIT 10.35




                         REGISTRATION RIGHTS AGREEMENT

                                  by and among

                         AMERITRADE HOLDING CORPORATION
                       (Arrow Stock Holding Corporation)

                                      and

                       THE STOCKHOLDERS DESCRIBED HEREIN



                           Dated as of July 26, 2002

                                TABLE OF CONTENTS

                                                                                                Page
SECTION 1.   DEFINITIONS......................................................................    2

    1.1.     Defined Terms....................................................................    2
    1.2.     General Interpretive Principles..................................................    6

SECTION 2.   REGISTRATION RIGHTS..............................................................    7

    2.1.     Demand Registrations.............................................................    7
    2.2.     Incidental Registrations.........................................................   13
    2.3.     Restricted Periods; Future Agreements............................................   19
    2.4.     Registration Procedures..........................................................   19
    2.5.     Underwritten Offerings...........................................................   24
    2.6.     No Inconsistent Agreements; Additional Rights....................................   25
    2.7.     Registration Expenses............................................................   25
    2.8.     Indemnification..................................................................   25
    2.9.     Rules 144 and 144A...............................................................   28

SECTION 3.   MISCELLANEOUS....................................................................   28

    3.1.     Effective Time...................................................................   28
    3.2.     Injunctive Relief................................................................   29
    3.3.     Notices..........................................................................   29
    3.4.     Successors, Assigns and Transferees..............................................   30
    3.5.     Governing Law; Service of Process; Consent to Jurisdiction.......................   30
    3.6.     Headings.........................................................................   30
    3.7.     Severability.....................................................................   30
    3.8.     Amendment; Waiver................................................................   31
    3.9.     Withdrawal from Agreement........................................................   31
    3.10.    Counterparts.....................................................................   31

                          REGISTRATION RIGHTS AGREEMENT

            This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of this 26th day of July, 2002 by and among Arrow Stock Holding Corporation, a Delaware corporation (the "Issuer"), the persons listed as Ricketts Group I Stockholders on Exhibit A (together with their respective transferees, heirs, personal representatives, successors and assigns, the "Ricketts Group I Stockholders"), the persons listed as DOH Group I Stockholders on Exhibit A (together with their respective transferees, heirs, personal representatives, successors and assigns, the "DOH Group I Stockholders", and together with the Ricketts Group I Stockholders, the "Group I Stockholders") and the persons listed as Group II Stockholders on Exhibit A (together with their respective transferees, heirs, personal representatives, successors and assigns, the "Group II Stockholders", and together with the Group I Stockholders, the "Stockholders").

                                    RECITALS

            WHEREAS, the Issuer, Ameritrade Holding Corporation, a Delaware corporation ("Ameritrade"), Datek Online Holdings Corp., a Delaware corporation ("Datek"), Arrow Merger Corp. and Dart Merger Corp. have entered into that certain Amended and Restated Agreement and Plan of Merger, dated as of May 16, 2002 (as amended from time to time, the "Merger Agreement"), pursuant to which, among other things, (i) two subsidiaries of the Issuer will be merged into Ameritrade and Datek (the "Mergers") so that Ameritrade and Datek will each become a wholly-owned subsidiary of the Issuer, (ii) the Stockholders will be issued shares of the Issuer's common stock, par value $.01 per share ("Common Stock"), and (iii) immediately after the effective time of the later of the two Mergers (the "Effective Time"), the Issuer will change its name to "Ameritrade Holding Corporation"; and

            WHEREAS, the Issuer and the Stockholders desire to provide for registration rights with respect to shares of the Issuer's Common Stock to be issued in connection with the Mergers; and

            WHEREAS, Section 7.17 of the Merger Agreement contemplates that this Agreement will be executed on or prior to the Effective Time.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                             SECTION 1. DEFINITIONS

      1.1. DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

            "Adverse Disclosure" means public disclosure of material non-public information, which disclosure in the good faith judgment of the Board of Directors of the Issuer (after consultation with external legal counsel) (i) would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement and (iii) would have a material adverse effect on the Issuer or its business or on the Issuer's ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction.

            "Affiliate" means (i) with respect to any specified Person that is not a natural Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person, and (ii) with respect to any natural Person, any family member of such natural Person. The term "Control" shall mean, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, either through the ownership of voting securities or by contract. The Issuer and its subsidiaries shall not constitute an Affiliate of the Group I Stockholders or the Group II Stockholders. Without limiting the generality of the foregoing, (u) Harbourvest Partners VI - Direct Fund, L.P. and each other Person who shall become an assignee of the rights of the foregoing Person under Section 3.4 shall be deemed to be Affiliates with respect to each other solely for purposes of this Agreement, (v) each of Monitor Clipper Equity Partners, L.P., Monitor Clipper Equity Partners (Foreign), L.P. and each other Person who shall become an assignee of the rights of one or more of the foregoing Persons under Section 3.4 shall be deemed to be Affiliates with respect to each other solely for purposes of this Agreement, (w) each of Silver Lake Partners, L.P., Silver Lake Investors, L.P., Silver Lake Technology Investors, L.L.C., Integral Capital Partners V, L.P., Integral Capital Partners V Side Fund, L.P. and each other Person who shall become an assignee of the rights of one or more of the foregoing Persons under Section 3.4 shall be deemed to be Affiliates with respect to each other solely for purposes of this Agreement, (x) each of Bain Capital Fund VII, LLC, Bain Capital VII Coinvestment Fund, LLC, BCI Datek Investors LLC, BCIP Associates II, BCIP Associates II-B, BCIP Trust Associates II, BCIP Trust Associates II-B and each other Person who shall become an assignee of the rights of one or more of the foregoing Persons under Section 3.4 shall be deemed to be Affiliates with respect to each other solely for purposes of this Agreement, (y) each of 2000 Exchange Place Fund, LLC, TA/Atlantic & Pacific IV, L.P., TA/Advent VIII, L.P., TA Investors, LLC, TA Executives Fund, LLC, TA IX, L.P., Advent Atlantic & Pacific III, L.P., 1998 GPH Fund, LLC, GPH DT Partners and each other Person who shall become an assignee of the rights of one or more of the foregoing Persons under Section 3.4 shall be deemed to be Affiliates with respect to each other solely for purposes of this Agreement and
(z) each of

Advent PGGM Global Limited Partnership, Digital Media & Communications III Limited Partnership, Digital Media & Communications III-A Limited Partnership, Digital Media & Communications III-B Limited Partnership, Digital Media & Communications III-C Limited Partnership, Digital Media & Communications III-D C.V., Digital Media & Communications III-E, C.V., Global Private Equity III Limited Partnership, Global Private Equity IV Limited Partnership, Advent Partners GPE III Limited Partnership, Advent Partners GPE IV Limited Partnership, Advent Partners (NA) GPE III Limited Partnership, Advent Partners
(NA) GPE IV Limited Partnership, Advent Partners DMC III Limited Partnership, Advent Partners Limited Partnership, Global GECC III Limited Partnership, First Union Capital Partners LLC, Guayacan Private Equity Fund Limited Partnership and each other Person who shall become an assignee of the rights of one or more of the foregoing Persons under Section 3.4 shall be deemed to be Affiliates with respect to each other solely for purposes of this Agreement.

            "Aggregate Offering Price" means the aggregate offering price of Registrable Securities in any offering, calculated based upon the Fair Market Value of the Registrable Securities, in the case of a Minimum Demand Amount, as of the date that the applicable Request is delivered, and in the case of a Shelf Underwritten Offering, as of the date that the applicable Underwriting Notice is delivered.

            "Agreement" has the meaning set forth in the preamble to this Agreement.

            "Common Stock" has the meaning set forth in the recitals to this Agreement.

            "Closing Date" means the date of the closing under the Merger Agreement.

            "Demand Registration" has the meaning set forth in Section 2.1(a).

            "Effective Time" has the meaning set forth in the recitals to this Agreement.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

            "Existing Registration Rights Agreements" means each of the following as in effect on the date of the Merger Agreement: (i) the registration rights agreement dated as of September 6, 2001 by and between Ameritrade and National Discount Brokers Group, Inc., (ii) the registration rights agreement dated as of July 21, 2000, among Ameritrade and Dennis Hooks and J. Roderick Heller, as representatives of the stockholders of Financial Passport, Inc., and
(iii) the stockholders agreement dated as of April 2, 2001, among Ameritrade and the stockholders of Tradecast, Inc., Tradecast Enterprises LLC and Tradecast Investments Ltd..

            "Fair Market Value" means, with respect to any Registrable Securities, the average closing sales price, calculated for the five (5) trading days immediately preceding the date of a determination.

            "Group II Registration Period" means the period ending six months following the Effective Time.

            "holder" or "holders" means any holder or holders of Registrable Securities who is a party to this Agreement or who otherwise agrees in writing to be bound by the provisions of this Agreement pursuant to Section 3.4.

            "Incidental Cutback Notice" has the meaning set forth in Section 2.2(b).

            "Incidental Registration" means any registration of the Registrable Securities of a holder pursuant to Section 2.2(a), but shall exclude any registration which constitutes a Demand Registration, Shelf Underwritten Offering or non-underwritten offering under a Shelf Registration Statement.

            "Incidental Registration Notice" has the meaning set forth in
Section 2.2(a).

            "Indemnified Party" has the meaning set forth in Section 2.8(a). "Indemnified Parties" has a meaning correlative to the foregoing.

            "Initiating Holders" means the holder or holders who made the Request to initiate a Demand Registration, together with all Affiliates of such holder or holders.

            "Issuer" has the meaning set forth in the preamble and shall include the Issuer's successors by merger, acquisition, reorganization or otherwise.

            "Loss" and "Losses" has the meaning set forth in Section 2.8(a).

            "Merger Agreement" has the meaning set forth in the recitals to this Agreement.

            "Minimum Demand Amount" means an amount of Registrable Securities that either (i) is equal to or greater than 8 million shares of Common Stock (as such number may be adjusted hereafter to reflect any stock dividend, subdivision, recapitalization, reclassification, split, distribution, combination or similar event) or (ii) has an Aggregate Offering Price of at least $50 million.

            "NASD" means the National Association of Securities Dealers, Inc.

            "Participating Holder" means any holder exercising its right to participate in a Demand Registration under Section 2.1(c)(iii).

            "Pending Underwritten Offering" means, with respect to any holder withdrawing from this Agreement pursuant to Section 3.9, (i) any registered primary Underwritten Offering by the Issuer for its own account in which the Registration Statement has an effective date prior to the date of such holder's withdrawal from this Agreement, and (ii) any registered secondary Underwritten Offering of Registrable Securities (including a Shelf Underwritten Offering) in which the Request (or Underwriting Notice, if a Shelf Underwritten Offering) has been delivered to the Issuer prior to the date of such holder's withdrawal from this Agreement.

            "Permissible Withdrawal" means a withdrawal (i) based on the reasonable determination of the holders who made the Request to effect such registration that there has been, since the date of the applicable Request, a material adverse change in the business, financial condition, results of operations or prospects of the Issuer, in general market conditions or in market conditions for online brokerage businesses generally, or (ii) in which each of the withdrawing holders shall have paid or reimbursed on a pro rata basis the Issuer for all of the reasonable out-of-pocket fees and expenses incurred by the Issuer in connection with the withdrawn registration.

            "Person" or "person" means any individual, firm, limited liability company, partnership, joint venture, corporation, joint stock company, trust or unincorporated organization, incorporated or unincorporated association, government (or any department, agency or political subdivision thereof) or other entity of any kind.

            "Prospectus" means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus and all material incorporated by reference in such prospectus.

            "Qualifying Group II Stockholder" means a Group II Stockholder which, together with its Affiliates, beneficially owns at least 1.5% of the Common Stock then outstanding.

            "Registrable Securities" means the securities of the Issuer issued to the Stockholders pursuant to the Merger Agreement, and any securities that may be issued or distributed or be issuable in respect thereof by way of stock dividend, stock split or other distribution, merger, consolidation, exchange offer, recapitalization or reclassification or similar transaction or exercise or conversion of any of the foregoing; provided, however, that any of the foregoing securities shall cease to be "Registrable Securities" (i) to the extent that a Registration Statement with respect to their sale has been declared effective under the Securities Act and they have been disposed of pursuant to such Registration Statement, (ii) to the extent that they have been distributed pursuant to Rule 144 or Rule 145 (or any similar provisions then in force) under the Securities Act, or (iii) at any time after the six year anniversary of the Closing Date, to the extent that they are eligible for resale without registration by the holder thereof under paragraph (k) of Rule 144 (or any similar provision then in force) under the Securities Act.

            "registration" means a registration of the Issuer's securities for sale to the public under a Registration Statement.

            "Registration Statement" means any registration statement of the Issuer filed with, or to be filed with, the SEC under the Securities Act, including the Prospectus, amendments, supplements and post-effective amendments to such registration statement, and all exhibits and all material incorporated by reference in such registration statement.

            "Request" has the meaning set forth in Section 2.1(d).

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

            "Shelf Demand" has the meaning set forth in Section 2.1(b).

            "Shelf Period" means, with respect to any Shelf Registration Statement, a period of 24 consecutive months plus the period of time, if any, during which use of such Shelf Registration Statement has been suspended pursuant to Section 2.1(g).

            "Shelf Registration" means a registration effected pursuant to a Shelf Demand.

            "Shelf Registration Statement" means a Registration Statement of the Issuer filed with the SEC on Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities.

            "Shelf Underwritten Offering" means an underwritten offering of Registrable Securities by a holder pursuant to a take down from a Shelf Registration Statement in accordance with Section 2.1(h)(ii).

            "Similar Securities" means, in connection with any registration of securities of the Issuer, all securities of the Issuer which are (i) the same as or similar to those being registered, (ii) convertible into or exchangeable or exercisable for the securities being registered, or (iii) the same as or similar to the securities into which the securities being registered are convertible into, exchangeable or exercisable for.

            "Stockholders" has the meaning set forth in the preamble to this Agreement.

            "Underwriter Cutback Condition" has the meaning set forth in Section 2.2(b).

            "Underwriting Notice" has the meaning set forth in Section
2.1(h)(ii).

            "Underwritten Offering" means a registration in which securities of the Issuer are sold by the Issuer or a holder to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

      1.2. GENERAL INTERPRETIVE PRINCIPLES. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms "hereof," "herein," "hereunder" and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements to this Agreement), and references herein to Sections refer to Sections of this Agreement. Unless otherwise specified, the term "days" shall mean "calendar days". The term "including" means "including without limitation." For purposes of this Agreement, a "percentage" (or a "majority") of the Registrable Securities (or, where applicable, of any other securities) shall be determined based on the number of shares of such securities.

                         SECTION 2. REGISTRATION RIGHTS

      2.1.  DEMAND REGISTRATIONS.

            (a) Demand by Stockholders. At any time or from time to time prior to the ten year anniversary of the Closing Date, on up to a maximum of eight occasions, the holders shall have the right (subject to Section 2.1(c)) to require the Issuer to register all or part of the Registrable Securities under the Securities Act (each such right, a "Demand Right"); provided, that any registration made pursuant to a Demand Right (a "Demand Registration") must include Registable Securities in an amount not less than the Minimum Demand Amount; and provided, further, that after a Request (as defined below) has been given for a Demand Registration another Request cannot be given until the date that is sixty (60) days following the effective date of the Registration Statement relating to such previous Demand Registration. The Issuer shall file with the SEC, as expeditiously as reasonably possible after the initiation of a Demand Right, a Registration Statement relating to the offer and sale of the Registrable Securities requested to be included therein by the holders thereof in accordance with the methods of distribution elected by such holders and shall use its best efforts to cause such Registration Statement to be declared effective under the Securities Act as expeditiously as reasonably possible thereafter.

            (b) Shelf Registrations. On up to two occasions, the Group I Stockholders shall have the right (subject to Section 2.1(c)) to elect for any Demand Registration to be made pursuant to a Shelf Registration Statement (a "Shelf Demand"), in which case the Issuer shall file with the SEC, as expeditiously as reasonably possible after the initiation of a Shelf Demand, a Shelf Registration Statement relating to the offer and sale of the Registrable Securities requested to be included therein (including pursuant to Section 2.1(c)(iii)) by the holders thereof from time to time in accordance with the methods of distribution elected by such holders and shall use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as expeditiously as reasonably possible thereafter. The Issuer shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming a part thereof to be usable by the holders for the Shelf Period.

            (c)   Limitations on Demand Rights.

                  (i)   Group I Stockholders.

                        (A)   Subject to the restrictions set forth in clauses
                              (B), (C), (D), (E), (F) and (G) below, six of the eight Demand Rights may be initiated by any of the Group I Stockholders. The Group I Stockholders will, under the circumstances set forth in Section 2.1(c)(ii)(D) below, be entitled to initiate a seventh Demand Right.

                        (B) The Group I Stockholders may not make a Request or initiate any of their Demand Rights (including any Shelf Demands) during the Group II Registration Period and may not be a Participating Holder in any registration pursuant to a Demand Right initiated by any Group II Stockholders if such initiation was commenced during the Group II Registration Period; provided, however, that nothing in this clause (B) shall prevent any Group I Stockholder from exercising Incidental Registration rights under the terms and conditions set forth in Section 2.2.

                        (C) No Group I Stockholder, together with its Affiliates, may initiate Demand Rights on more than two (2) occasions.

                        (D) On each occasion that a Group I Stockholder initiates a Demand Right, such Group I Stockholder and its Affiliates are immediately thereafter restricted from initiating additional Demand Rights until such time as a second Group I Stockholder (who is not an Affiliate of the first Group I Stockholder) initiates a Demand Right.

                        (E) Two of the six Demand Rights allocated to the Group I Stockholders may be initiated only by the Ricketts Group I Stockholders, subject to the restrictions set forth in this Section 2.1(c)(i).

                        (F) A Shelf Demand may be initiated on one occasion only by DOH Group I Stockholders owning (together with their Affiliates) 51% of the total Registrable Securities held by all DOH Group I Stockholders in the aggregate.

                        (G) A Shelf Demand may be initiated on one occasion only by Ricketts Group I Stockholders owning (together with their Affiliates) 51% of the total Registrable Securities held by all Ricketts Group I Stockholders in the aggregate.

                  (ii)  Group II Stockholders.

                        (A) Two of the eight Demand Rights may be initiated only by Finanzas B.V. or by any person identified as an Advent Stockholder on Exhibit A, subject to the restrictions set forth in clauses (B), (C) and
                              (D) below.

                        (B) During the Group II Registration Period, the Group II Stockholders may only initiate one of their Demand Rights.

                        (C) The second Demand Right of the Group II Stockholders may not be initiated until the Group I Stockholders have initiated their first Demand Right; provided, however, that in the event that the number of Registrable Securities included by the Group II Stockholders in the first Demand Registration initiated by the Group II Stockholders are cutback pursuant to 2.1(j) then the Group II Stockholders may initiate their second Demand Right at any time after the earlier of (1) the initiation by the Group I Stockholders of their first Demand Right or (2) twelve (12) months from the date that the Group II Stockholders initiated their first Demand Right.

                        (D) In the event that, at any time after the Group II Stockholders have initiated their first Demand Right and before they have initiated their second Demand Right, there is no Qualifying Group II Stockholder, then the Group II Stockholders will lose their right to initiate a second Demand Right and the Group I Stockholders will be allowed to initiate a seventh Demand Right.

                  (iii) Participations. Within ten (10) days following receipt of any Request, the Issuer shall deliver written notice of such request (a "Demand Participation Notice") to all other holders of Registrable Securities. Thereafter, the Issuer shall include in such Demand Registration any additional Registrable Securities which the holder or holders thereof (other than holders who are not entitled to participate in such Demand Registration pursuant to Section 2.1(c)(i)(B), which holders shall not be deemed to be Participating Holders) have, within fifteen (15) days after the Demand Participation Notice has been given, requested in writing be included in such Demand Registration; provided, that nothing in this Section 2.1(c)(iii) shall prohibit any holder from exercising Incidental Registration rights with respect to any Demand Registration in accordance with Section 2.2. All such requests shall specify the aggregate amount of Registrable Securities to be registered.

            (d) Demand Notice. All requests to initiate a Demand Right must be made by notice (a "Request"):

                  (i)   provided to the Issuer in writing;

                  (ii) stating that it is a notice to initiate Demand Rights under this Agreement;

                  (iii) stating whether a Shelf Demand is being requested;

                  (iv) identifying the holder(s) effecting the request and whether they are Group I Stockholders or Group II Stockholders (and, in the event of a Shelf Demand, whether they are DOH Group I Stockholders or Ricketts Group I Stockholders); and

                  (v) stating the number of Registrable Securities to be included and the intended method of disposition.

            (e) Demand Withdrawal. A holder may withdraw its Registrable Securities from a Demand Registration at any time. In the event that all holders withdraw their Registrable Securities from a Demand Registration and the withdrawal is a Permissible Withdrawal, the Initiating Holders will not be deemed to have initiated a Demand Right with respect to such

Demand Registration for purposes of this Section 2.1. If all holders withdraw their Registrable Securities from a Demand Registration, the Issuer shall cease all efforts to secure registration. The Issuer shall not withdraw a Registration Statement relating to a Demand Registration without the consent of the holders of the Registrable Securities proposed to be sold pursuant to such Registration Statement.

            (f) Effective Registration. The Issuer shall be deemed to have effected a Demand Registration if the applicable Registration Statement is declared effective by the SEC and remains effective as follows:

                  (i) if a Shelf Registration, it must remain effective for the Shelf Period;

                  (ii) if not a Shelf Registration and such Registration Statement does not contemplate an Underwritten Offering, it must remain effective for not less than 180 days (or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn); or

                  (iii) if not a Shelf Registration and such Registration
                        Statement contemplates an Underwritten Offering, it must remain effective for not less than 180 days plus such longer period (not to exceed 90 days after the 180th day) as, in the opinion of counsel for the underwriter or underwriters, is required by law for the delivery of a Prospectus in connection with the sale of Registrable Securities by an underwriter or dealer.

No Demand Registration shall be deemed to have been effected if an Underwritten Offering is contemplated by such Demand Registration and the conditions to closing specified in the applicable underwriting agreement are not satisfied by reason of a wrongful act, misrepresentation or breach of such underwriting agreement or this Agreement by the Issuer. Subject to Section 2.1(g), the Issuer shall not be deemed to have effected a Shelf Registration Statement, or to have used its best efforts to keep the Shelf Registration Statement effective, if the Issuer voluntarily takes any action or omits to take any action that would result in the inability of any holder of Registrable Securities covered by such Registration Statement to be able to offer and sell any such Registrable Securities during such Shelf Period, unless such action or omission is required by applicable law.

            (g) Suspension of Registration. If the filing, initial effectiveness or continued use of a Registration Statement, including a Shelf Registration Statement, in respect of a Demand Registration at any time would require the Issuer to make an Adverse Disclosure, then the Issuer may, upon giving prompt written notice of such action to the holders which are included in such Demand Registration, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement; provided, that the Issuer shall not be permitted to do so (i) more than two times during any 12 month period, (ii) for a period exceeding 30 days on any one occasion or (iii) for a period exceeding 60 days in any 12 month period. In the event the Issuer exercises its rights under the preceding sentence, the holders agree to suspend, promptly upon their receipt of the notice referred to above, their use of the Prospectus relating to the Demand Registration in connection with any sale or offer to sell Registrable Securities. The Issuer shall promptly notify the holders of the expiration of any period during which it exercised its rights under this Section 2.1(g). The Issuer agrees that, in the event it exercises its rights under this Section 2.1(g), it shall, within 30 days following the holders' receipt of the notice of suspension, update the suspended Registration Statement as may be necessary to permit the holders to resume use thereof in connection with the offer and sale of their Registrable Securities in accordance with applicable law.

            (h)   Underwritten Offering.

                  (i) Demand Registrations. Any offering pursuant to a Demand Registration, other than a Shelf Demand, shall be in the form of an Underwritten Offering in the following cases:

                        (A) in the case of a Demand Registration initiated by the Ricketts Group I Stockholders, if requested by the holders of a majority of the Registrable Securities included in such offering by such Ricketts Group Stockholders,

                        (B) in the case of a Demand Registration initiated by either the DOH Group I Stockholders or the Group II Stockholders, if requested by the holders of a majority of the Registrable Securities collectively included in such offering by the DOH Group I Stockholders and the Group II Stockholders,

                        (C) in any case, upon the request of the holders of not less than a majority of the Registrable Securities included in any offering pursuant to a Demand Registration.

                  (ii) Shelf Registrations. At any time that a Shelf Registration Statement is effective, if any holder or group of holders delivers a notice to the Issuer (an "Underwriting Notice") stating that it intends to effect a Shelf Underwritten Offering of all or part of its Registrable Securities included by it on the Shelf Registration Statement and stating the Aggregate Offering Price and/or number of the Registrable Securities to be included in the Shelf Underwritten Offering, then the Issuer shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering (taking into account the inclusion of Registrable Securities by any other holders pursuant to this Section 2.1(h)(ii)(A)); provided, that any Shelf Underwritten Offering must include Registrable Securities that have an Aggregate Offering Price of at least $30 million. In connection with any Shelf Underwritten Offering:

                        (A) such proposing holder(s) shall also deliver the Underwriting Notice to all other holders and permit each holder to include its Registrable Securities included on the Shelf Registration Statement in the Shelf Underwritten Offering if such holder notifies the proposing holders and the Issuer within 5 business days after delivery of the Underwriting Notice to such holder;

                        (B) in the event that an Underwriter Cutback Condition occurs with respect to the Registrable Securities proposed to be included in the Shelf Underwritten Offering, then (1) the number of Registrable Securities which will be included in the Shelf Underwritten Offering shall only be that number which, in the good faith opinion of the underwriter, can be included without being likely to have a significant adverse effect on the price, timing or distribution of the class of securities offered or the market for the class of securities offered or the Common Stock, and (2) each holder shall be entitled to include Registrable Securities in the Shelf Underwritten Offering pro rata based on the number of Registrable Securities requested to be included thereby prior to such holder's receipt of the Cutback Notice; and

                        (C) the Underwriting Notice shall state that holders must respond to the Underwriting Notice within 5 business days of the delivery thereof.

            (i) Selection of Underwriters. In the event that a Demand Registration is an Underwritten Offering (including a Shelf Underwritten Offering), the two holders who, together with their Affiliates, hold the largest number of Registrable Securities to be included in such Underwritten Offering shall have the right to jointly select the managing underwriter or underwriters for the offering, which underwriters must be (x) nationally recognized investment banking firm(s) with recognized expertise in the online brokerage industry, (y) ranked in the top five for equity underwritings for the immediately preceding year by Thompson Financial Services Data (or a similar ranking service if such ranking service ceases to exist) and (z) be reasonably acceptable to the Issuer; provided, that a holder shall not have such rights to designate the managing underwriter in an Underwritten Offering if such holder, or any of its Affiliates, had previously designated the managing underwriter for a prior Underwritten Offering (including a Shelf Underwritten Offering) but failed for any reason to hold, together with its Affiliates, the largest or second largest number of Registrable Securities included in such prior Underwritten Offering (as compared to the Registrable Securities held by any other holder, together with its respective Affiliates, which were included in the prior Underwritten Offering).

            (j) Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter of a proposed Underwritten Offering (other than a Shelf Underwritten Offering, which shall be governed by Section 2.1(h)(ii)(B)) of Registrable Securities included in a Demand Registration informs the holders of such Registrable Securities in writing (a "Cutback Notice") that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the class of securities offered or the market for the class of securities offered or the Common Stock, then the Issuer shall include in such registration only the number of Registrable Securities which, in the good faith opinion of such underwriter, can be included without having such an adverse effect, selected in the following order:

                  (i) first, the Registrable Securities requested to be included by the holders initiating the Demand Registration and holders who are Participating Holders with respect thereto, allocated pro rata based on the number of Registrable Securities requested to be included thereby prior to such holder's receipt of the Cutback Notice;

                  (ii) second, the securities which are of the same class as the Registrable Securities and are requested to be included by stockholders of the Issuer who are parties to the Existing Registration Rights Agreements (to the extent required by the Existing Registration Rights Agreements and subject to the terms and conditions thereof) and who validly requested participation in such registration pursuant thereto, allocated in accordance with the Existing Registration Rights Agreements; and

                  (iii) third, Registrable Securities requested to be included by other holders pursuant to Incidental Registration rights, allocated pro rata, based on the number of such securities requested to be included by each such holder prior to its receipt of the Cutback Notice.

In the event of a cutback pursuant to this Section 2.1(j), each of the holders agrees that it will not include Registrable Securities in any registration effected pursuant to the Securities Act in a manner that is not in compliance with the foregoing priorities.

            (k) Effect of Cutbacks on Demand Rights. With respect to any Demand Registration subject to cutbacks in accordance with Section 2.1(j), in the event that the holder(s) initiating the Demand Right is cutback and is not able to include all Registrable Securities that it (together with all of its Affiliates) requested to be included in the Demand Registration, for purposes of determining which holder initiated the Demand Right, the holder (together with all of its Affiliates) with Registrable Securities representing the greatest number of shares of Common Stock included in the Demand Registration will be treated as the holder that initiated the Demand Right for all purposes under this Agreement; provided, that this provision shall in no way limit the Issuer's obligations to effect a Demand Registration for which the provisions of Section
2.1 were satisfied at the time of the applicable Request.

            (l) Registration Statement Form. Demand Registrations shall be on such appropriate registration form of the SEC (i) as shall be selected by the Issuer and as shall be reasonably acceptable to the holders of a majority of the Registrable Securities requesting participation in the Demand Registration and
(ii) as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the applicable holders' requests for such registration.

            (m) No Piggybacks on Demand Registrations. Notwithstanding anything to the contrary contained herein, the Issuer will not, and will not permit any stockholder of the Issuer to, include any securities for sale in any Demand Registration (including a Shelf Registration) made on behalf of the holders pursuant to this Section 2.1, other than (subject to Section 2.1(j)) (i) Registrable Securities held by the holders, or (ii) such additional securities of the same class as the Registrable Securities held by stockholders of the Issuer who are parties to the Existing Registration Rights Agreements and who validly request participation pursuant to the terms thereof.

      2.2.  INCIDENTAL REGISTRATIONS.

            (a) Participation. (i) (i) At any time or from time to time prior to the six year anniversary of the Closing Date, if the Issuer at any time proposes to file a Registration

      Statement with respect to any offering of its securities for its own account or for the account of any stockholder who holds its securities (other than (A) a registration on Form S-4 or S-8 or any successor form to such forms, (B) a registration of securities solely relating to an offering and sale to employees, directors or consultants of the Issuer pursuant to any employee stock plan or other employee benefit plan arrangement or (C) a registration of non-convertible debt securities) then, as expeditiously as reasonably possible (but in no event less than twenty (20) days prior to the proposed date of filing such Registration Statement), the Issuer shall give written notice (the "Incidental Registration Notice") of such proposed filing to all holders of Registrable Securities, and such notice shall offer the holders of such Registrable Securities the opportunity to register such number of Registrable Securities as each such holder may request in writing. Subject to Section 2.2(b), the Issuer shall include in such Registration Statement all such Registrable Securities which are requested to be included therein within fifteen (15) days after the Incidental Registration Notice is given to such holders. If at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Issuer shall determine for any reason not to register or to delay registration of such securities, the Issuer may, at its election, give written notice of such determination to each holder of Registrable Securities and,

                  (A) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and

                  (B) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

            (ii) If the offering described in an Incidental Registration Notice is to be an Underwritten Offering, then each holder making a request for its Registrable Securities to be included therein must, and the Issuer shall make such arrangements with the underwriters so that each such holder may, participate in such Underwritten Offering on the same terms as the Issuer and other Persons selling securities in such Underwritten Offering; provided, however, that no holder shall be required to make any representation or warranty, or provide an indemnity, other than with respect to authority to enter into the agreements in connection with such Underwritten Offering, its title to the Registrable Securities and with respect to any written information provided by the holder to the Issuer expressly for inclusion in the registration statement. If the offering pursuant to such registration is to be on any other basis, then each holder making a request for an Incidental Registration pursuant to this
      Section 2.2(a) must participate in such offering on such basis.

            (iii) Each holder of Registrable Securities making a request for an Incidental Registration pursuant to this Section 2.2(a) shall be permitted to withdraw all or part of such holder's Registrable Securities from such Incidental Registration at any time.

            (b) Priority of Incidental Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of securities included in an Incidental Registration informs the holders of Registrable Securities sought to be included in such registration pursuant to Section 2.2(a) in writing (an "Incidental Cutback Notice") that, in its or their opinion, the total amount or kind of securities which such holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the class of the securities offered or the market for the class of securities offered or for the Common Stock (the foregoing, an "Underwriter Cutback Condition"), then the Issuer shall include in such registration only the number of Registrable Securities which, in the good faith opinion of such underwriter can be included without having such an adverse effect, selected in the following order:

                  (i) if the registration is being effected pursuant to the exercise of Demand Rights,

                        (A) first, the securities, if any, being sold by such Person(s) initiating the Demand Right and holders who are Participating Holders with respect thereto, allocated pro rata based on the number of Registrable Securities requested to be included thereby by each such holder prior to its receipt of the Incidental Cutback Notice;

                        (B) second, if applicable, the securities, if any, which are of the same class as the Registrable Securities and are requested to be included by stockholders of the Issuer who are parties to the Existing Registration Rights Agreements (to the extent required by the Existing Registration Rights Agreements and subject to the terms and conditions thereof) and who validly requested participation in such registration pursuant thereto, allocated in accordance with the Existing Registration Rights Agreements; and

                        (C) third, the Registrable Securities, if any, requested to be included by the holders pursuant to this Section 2.2, allocated pro rata based on the number of Registrable Securities requested to be included thereby by each such holder prior to its receipt of the Incidental Cutback Notice.

                  (ii) if the registration is being effected by other stockholders of the Issuer pursuant to the exercise of demand registration rights under the Existing Registration Rights Agreements, and the Incidental Registration Notice is given after the Group II Registration Period,

                        (A) first, the securities, if any, being sold by such other stockholders exercising such demand registration rights, allocated in accordance with the Existing Registration Rights Agreements;

                        (B) second, the Registrable Securities, if any, requested to be included by the holders pursuant to this Section 2.2 allocated pro rata based on the number of Registrable Securities requested to be included by each such holder prior to its receipt of the Incidental Cutback Notice;

                        (C) third, securities, if any, requested to be included by the Issuer; and

                        (D) fourth, if applicable, the securities, if any, requested to be included by any other stockholders of the Issuer in accordance with agreements between the Issuer and such other stockholders (other than the Existing Registration Rights Agreements), allocated in accordance with such agreements;

                  (iii) if the registration is being effected by other stockholders of the Issuer pursuant to the exercise of demand registration rights under the Existing Registration Rights Agreements, and the Incidental Registration Notice is given during the Group II Registration Period,

                        (A) first, the securities, if any, being sold by such other stockholders exercising such demand registration rights, allocated in accordance with the Existing Registration Rights Agreements;

                        (B) second, the Registrable Securities, if any, requested to be included by the Group II Stockholders pursuant to this Section 2.2 allocated pro rata based on the number of Registrable Securities requested to be included by each such holder prior to its receipt of the Incidental Cutback Notice;

                        (C) third, the Registrable Securities, if any, requested to be included by the Group I Stockholders pursuant to this Section 2.2 allocated pro rata based on the number of Registrable Securities requested to be included by each such holder prior to its receipt of the Incidental Cutback Notice;

                        (D) fourth, securities, if any, requested to be included by the Issuer; and

                        (E) fifth, if applicable, the securities, if any, requested to be included by any other stockholders of the Issuer in accordance with agreements between the Issuer and such other stockholders (other than the Existing Registration Rights Agreements), allocated in accordance with such agreements;

                  (iv) if the registration is being effected by the Issuer for its own account, and the Incidental Registration Notice is given after the Group II Registration Period,

                        (A) first, the securities, if any, being sold by the Issuer;

                        (B) second, the securities, if any, requested to be included by other stockholders of the Issuer in accordance with the Existing Registration Rights Agreements (to the extent required by the Existing Registration Rights Agreements and subject to the terms and conditions thereof) and who validly requested participation in such registration pursuant thereto, allocated in accordance with the Existing Registration Rights Agreements;

                        (C) third, the Registrable Securities, if any, requested to be included by the holders pursuant to Section 2.2, allocated pro rata based on the number of Registrable Securities requested to be included by such holder prior to its receipt of the Incidental Cutback Notice; and

                        (D) fourth, if applicable, the securities, if any, requested to be included by any other stockholders of the Issuer in accordance with agreements between the Issuer and such other stockholders (other than the Existing Registration Rights Agreements) and who validly requested participation in such registration pursuant thereto, allocated in accordance with such agreements;

                  (v) if the registration is being effected by the Issuer for its own account, and the Incidental Registration Notice is given during the Group II Registration Period,

                        (A) first, the securities, if any, being sold by the Issuer;

                        (B) second, the securities, if any, requested to be included by other stockholders of the Issuer in accordance with the Existing Registration Rights Agreements (to the extent required by the Existing Registration Rights Agreements and subject to the terms and conditions thereof) and who validly requested participation in such registration pursuant thereto, allocated in accordance with the Existing Registration Rights Agreements;

                        (C) third, the Registrable Securities, if any, requested to be included by the Group II Stockholders pursuant to Section 2.2, allocated pro rata based on the number of Registrable Securities requested to be included by each such holder prior to its receipt of the Incidental Cutback Notice;

                        (D) fourth, the Registrable Securities, if any, requested to be included by the Group I Stockholders pursuant to Section 2.2, allocated pro rata based on the number of Registrable Securities requested to be included by each such holder prior to receipt of the Incidental Cutback Notice; and

                        (E) fifth, if applicable, the securities, if any, requested to be included by any other stockholders of the Issuer in accordance with agreements between the Issuer and such other stockholders (other than the Existing Registration Rights Agreements) and who validly requested participation in such registration pursuant thereto, allocated in accordance with such agreements;

                  (vi) if the registration is being effected by other stockholders of the Issuer pursuant to the exercise of contractual demand registration rights in accordance with agreements between the Issuer and such other stockholders (other than the Existing Registration Rights Agreements), the priorities will be, without prejudice to Section 2.6, as set forth in such agreements.

In the event of a cutback pursuant to this Section 2.2(b), each of the holders agrees that it will not include Registrable Securities in any registration effected pursuant to the Securities Act in a manner that is not in compliance with the foregoing priorities set forth in clauses (i) through (vi).

            (c) Suspension of Registration. If the filing, initial effectiveness or continued use of a Registration Statement, including a Shelf Registration Statement, in respect of an Incidental Registration at any time would require the Issuer to make an Adverse Disclosure, then the Issuer may, upon giving prompt written notice of such action to the holders which are included in such Incidental Registration, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement; provided, that the Issuer shall not be permitted to do so (i) more than two times during any 12 month period, (ii) for a period exceeding 30 days on any one occasion or (iii) for a period exceeding 60 days in any 12 month period. In the event the Issuer exercises its rights under the preceding sentence, the holders agree to suspend, promptly upon their receipt of the notice referred to above, their use of the Prospectus relating to the Incidental Registration in connection with any sale or offer to sell Registrable Securities. The Issuer shall promptly notify the holders of the expiration of any period during which it exercised its rights under this Section 2.2(c). The Issuer agrees that, in the event it exercises its rights under this Section 2.2(c), it shall, within 30 days following the holders' receipt of the notice of suspension, update the suspended Registration Statement as may be necessary to permit the holders to resume use thereof in connection with the offer and sale of their Registrable Securities in accordance with applicable law.

      2.3.  RESTRICTED PERIODS.

            (a) Holdback. In the event of a Demand Registration of Registrable Securities that is an Underwritten Offering (excluding a Shelf Underwritten Offering or the filing of a Shelf Registration Statement) or an Underwritten Offering by the Issuer in a primary offering for its own account, the holders of Registrable Securities agree, if requested in writing by the managing underwriter or underwriters, not to effect any public sale or distribution of any Similar Securities to those being registered, including any sale under Rule 144 (except, in each case, as part of the applicable registration, if permitted, or as part of another registration permitted hereunder), during the period beginning seven (7) days before, and ending ninety (90) days (or such lesser period as may be permitted by such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such registration.

            (b) Restricted Period for the Issuer and Others. (i) (i) In the case of a Demand Registration of Registrable Securities that is an Underwritten Offering (excluding a Shelf Underwritten Offering or the filing of a Shelf Registration Statement), the Issuer agrees, if requested by the managing underwriter or underwriters in such Underwritten Offering, not to effect (or register for sale) any public sale or distribution of any securities which are Similar Securities to those being registered during the period beginning seven (7) days before, and ending ninety (90) days (or such lesser period as may be permitted by such holders or such underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such registration. Notwithstanding the foregoing, the Issuer may effect a public sale or distribution of securities of the type described above and during the periods described above if the same (A) is made pursuant to registrations on Forms S-4 or S-8 or any successor form to such forms or (B) as part of any registration of securities for offering and sale to employees, directors or consultants of the Issuer pursuant to any employee stock plan or other employee benefit plan arrangement.

                  (ii) The Issuer agrees to use reasonable best efforts to obtain from each holder of restricted securities (within the meaning of Rule 144 under the Securities Act) of the Issuer which securities are Similar Securities to those being registered, and which holder is a director or executive officer of the Issuer, an agreement not to effect any public sale or distribution of such securities (including any sale under Rule 144) during any period referred to in this Section 2.3(b), except as part of any such registration if permitted. Without limiting the foregoing (but subject to Section 2.6), if after the date hereof the Issuer grants any Person (other than a holder of Registrable Securities) any rights to demand or participate in a registration, the Issuer agrees that it shall include in such Person's agreement a covenant as contemplated by the previous sentence.

      2.4.  REGISTRATION PROCEDURES.

            (a) In connection with the Issuer's registration obligations in this Agreement, the Issuer will, subject to the limitations set forth herein, use its best efforts to effect any such registration so as to permit the sale of the applicable Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably possible, and in connection therewith the Issuer will:

                  (i) before filing a Registration Statement or Prospectus, or any amendments or supplements thereto and in connection therewith, furnish to the managing underwriter or underwriters, if any, and to one representative of each holder (and its Affiliates) which has requested that Registrable Securities be covered by such Registration Statement, copies of all documents prepared to be filed, which documents will be subject to the review of such underwriters and such holders and their respective counsel and not file any Registration Statement or Prospectus or amendments or supplements thereto to which the holders of a majority of the Registrable Securities covered by the same or the underwriter or underwriters, if any, shall reasonably object;

                  (ii) prepare and file with the SEC such amendments or supplements to the applicable Registration Statement or Prospectus as may be (A) reasonably requested by any selling holder (to the extent such request relates to information relating to such holder), or (B) necessary to keep such registration effective for the period of time required by this Agreement;

                  (iii) notify the selling holders of Registrable Securities and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing, as expeditiously as reasonably possible after notice thereof is received by the Issuer (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective and when the applicable Prospectus or any amendment or supplement thereto has been filed, (B) of any written or material oral comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order preventing or suspending the use of any preliminary or final Prospectus or the initiation or threat of any proceedings for such purposes and (D) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

                  (iv) promptly notify each selling holder of Registrable Securities and the managing underwriter or underwriters, if any, when the Issuer becomes aware of the happening of any event as a result of which the applicable Registration Statement or Prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC an amendment or supplement to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;

                  (v) use its best efforts to prevent or obtain at the earliest possible moment the withdrawal of any stop order with respect to the applicable Registration Statement or other order suspending the use of any preliminary or final Prospectus;

                  (vi) promptly incorporate in a Prospectus supplement or post-effective amendment to the applicable Registration Statement such information as the managing underwriter or underwriters, if any, or the holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement or post-effective amendment as expeditiously as reasonably possible after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                  (vii) furnish to each selling holder of Registrable Securities, its counsel and each managing underwriter, if any, without charge, as many conformed copies as such holder or managing underwriter may reasonably request of the applicable Registration Statement and each amendment thereto;

                  (viii) deliver to each selling holder of Registrable Securities and each managing underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) as such holder or managing underwriter may reasonably request (it being understood that the Issuer consents to the use of the Prospectus by each of the selling holders of Registrable Securities and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus) and such other documents as such selling holder or managing underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such holder or underwriter;

                  (ix) on or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to register or qualify such Registrable Securities for offer and sale under the securities or "Blue Sky" laws of each state and other jurisdiction of the United States, as any such selling holder or underwriter, if any, or their respective counsel reasonably requests in writing, and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect so as to permit the commencement and continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Registrable Securities covered by the Registration Statement; provided, that the Issuer will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

                  (x) cooperate with the selling holders of Registrable Securities and the managing underwriter, underwriters or agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends;

                  (xi) use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

                  (xii) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which certificates shall be in a form eligible for deposit with The Depository Trust Company;

                  (xiii) in the case of an Underwritten Offering (including a Shelf Underwritten Offering), obtain for delivery to the underwriter or underwriters an opinion or opinions from counsel for the Issuer dated the date of the closing under the underwriting agreement, in customary form, scope and substance, which counsel and opinions shall be reasonably satisfactory to a majority of such holders and underwriter or underwriters, if any, and their respective counsel; provided, that it is acknowledged and agreed that Mayer Brown, Rowe & Maw shall be deemed to be satisfactory for such purposes.

                  (xiv) in the case of an Underwritten Offering (including a Shelf Underwritten Offering), obtain for delivery to the Issuer and the underwriter or underwriters, with copies to the holders of Registrable Securities included in such registration, a cold comfort letter from the Issuer's independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

                  (xv) cooperate with each selling holder of Registrable Securities and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

                  (xvi) use its best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as expeditiously as reasonably possible after the effective date of the applicable Registration Statement, but not later than 60 days after the date of the most recent fiscal quarter, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

                  (xvii) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

                  (xviii) cause all Registrable Securities of a class covered by the applicable Registration Statement to be listed on each securities exchange and inter-dealer quotation system on which any of the Issuer's securities of such class are then listed or quoted;

                  (xix) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by one representative appointed by the holders of a majority of the Registrable Securities covered by the applicable Registration Statement, by any managing underwriter or underwriters participating in any disposition to be effected pursuant to such Registration Statement, and by any attorney, accountant or other agent retained by such sellers or any such managing underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Issuer, and cause all of the Issuer's officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Issuer and to supply all information reasonably requested by any such sellers, underwriter or agent thereof in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility (subject to the entry by each party referred to in this clause (xix) into customary confidentiality agreements in a form reasonably acceptable to the Issuer);

                  (xx) in the case of an Underwritten Offering (including any Shelf Underwritten Offering, but excluding a Shelf Underwritten Offering in which the Aggregate Offering Price is less than $50 million), cause the senior executive officers of the Issuer to participate in the customary "road show" presentations that may be reasonably requested by the managing underwriter in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

                  (xxi) upon the request of any holder, promptly amend any Shelf Registration Statement or take such other action as may be necessary to de-register, remove or withdraw all or a portion of the holder's shares of Common Stock from a Shelf Registration Statement, as requested by such holder; and

                  (xxii) use its reasonable best efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.

            (b) The Issuer may require each selling holder of Registrable Securities as to which any registration is being effected to furnish to the Issuer such information regarding the distribution of such Registrable Securities and such other customary information relating to such holder and its ownership of the applicable Registrable Securities as the Issuer may from time to time reasonably request and as shall be reasonably required in connection with any Registration Statement. Each holder of Registrable Securities agrees to furnish such information to the Issuer and to reasonably cooperate with the Issuer as necessary to enable the Issuer to comply with the provisions of this Agreement. The Issuer shall have the right to exclude any holder that does not comply with the preceding sentence from the applicable registration.

            (c) Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 2.4(a)(iv), such holder will use its best efforts to discontinue disposition of its Registrable Securities pursuant to such Registration Statement until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.4(a)(iv), or until such holder is advised by the Issuer that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. In the event that the Issuer shall give any such notice in respect of a Demand Registration, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 2.4(a)(iv) or is advised in writing by the Issuer that the use of the Prospectus may be resumed.

      2.5.  UNDERWRITTEN OFFERINGS.

            (a) Underwriting Agreements. If requested by the underwriters for any Demand Registration that is an Underwritten Offering (including a Shelf Underwritten Offering), the Issuer and the holders of Registrable Securities to be included therein shall enter into an underwriting agreement with such underwriters, to contain such terms and conditions as are generally prevailing in agreements of that type, including indemnities no more burdensome to the indemnifying party and no less favorable to the recipient thereof than those provided in Section 2.8. The holders of any Registrable Securities to be included pursuant to Section 2.2(a) in any Incidental Registration that is an Underwritten Offering (excluding any Demand Registration or Shelf Underwritten Offering) shall enter into such an underwriting agreement at the request of the Issuer. No holder shall be required in any such underwriting agreement to make any representations or warranties to or agreements with the Issuer or the underwriters other than customary representations, warranties or agreements regarding such holders' title to Registrable Securities and any written information provided by the holder to the Issuer expressly for inclusion in the related registration statement.

            (b) Price and Underwriting Discounts. In the case of a Demand Registration that is an Underwritten Offering (including a Shelf Underwritten Offering), the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the holders of a majority of the Registrable Securities included in the Underwritten Offering. In the case of any Incidental Registration that is an Underwritten Offering (excluding any Demand Registration or Shelf Underwritten Offering), such price, discount and other terms shall be determined by the Issuer, subject to the right of the holders to withdraw their request to participate in the registration pursuant to Section 2.2(a)(iii) after being advised of such price, discount and other terms.

            (c) Participation in Underwritten Offerings. No Person may participate in an Underwritten Offering (including a Shelf Underwritten Offering) unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by officers of such Persons authorized to approve such arrangements, (ii) executes and delivers the underwriting agreement and all other documents required under the terms of such underwriting arrangements and (iii) completes, executes and delivers all questionnaires, powers of attorney, custody agreements, indemnities and opinions reasonably requested by the Issuer and customary for secondary offerings.

      2.6. NO INCONSISTENT AGREEMENTS; ADDITIONAL RIGHTS. The Issuer will not enter into, and is not currently a party to, any agreement which is inconsistent with the rights granted to the holders of Registrable Securities by this Agreement. If the Issuer enters into any agreement after the date hereof granting any person registration rights with respect to any security of the Issuer which agreement contains any material provisions more favorable to such person than those set forth in this Agreement, the Issuer will notify the holders and will agree to such amendments to this Agreement as may be necessary to provide these rights to the holders.

      2.7. REGISTRATION EXPENSES. (a) (a) The Issuer shall pay all of the expenses incurred in connection with its compliance with Section 2 hereof, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or the NASD, (ii) all fees and expenses of compliance with state securities or "Blue Sky" laws, including all reasonable fees and disbursements of one counsel in connection with any survey of state securities or "Blue Sky" laws and the preparation of any memorandum thereon, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses related to the preparation by the Issuer of any Registration Statement or Prospectus, agreements with underwriters, and any other ancillary agreements, certificates or documents arising out of or related to the foregoing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Issuer and of all independent certified public accountants of the Issuer, and (v) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or the quotation of the Registrable Securities on any inter-dealer quotation system. In addition, in all cases the Issuer shall pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Issuer. In addition, the Issuer shall pay all reasonable fees and disbursements of one law firm or other counsel selected by the holders of a majority of the Registrable Securities being registered.

            (b) The Issuer shall not be required to pay any other costs or expenses in the course of an offering of Registrable Securities pursuant to this Agreement, including underwriting discounts and commissions and transfer taxes attributable to the sale of Registrable Securities and the fees and expenses of counsel to the underwriters other than pursuant to Section 2.7(a).

      2.8.  INDEMNIFICATION.

            (a) Indemnification by the Issuer. The Issuer agrees to indemnify and hold harmless, to the full extent permitted by law, each selling holder of Registrable Securities and their respective directors, officers and partners, and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons (each, an "Indemnified Party") from and against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) and expenses (including reasonable costs of investigation and legal expenses), joint or several (each, a "Loss" and collectively "Losses"), arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Issuer shall not be liable to indemnify an Indemnified Party pursuant to clauses (i) or (ii) above to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement in reliance upon and in conformity with written information furnished to the Issuer by such holder expressly for use in the preparation thereof or arises out of or is based upon such holder's failure to deliver a copy of the Prospectus or any amendments or supplements thereto to a purchaser (if so required) after the Issuer has furnished such holder with a sufficient number of copies of the same. This indemnity shall be in addition to any liability Issuer may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any Indemnified Party and shall survive the transfer of such securities by such holder. The Issuer will also indemnify, if the offering is an Underwritten Offering (including a Shelf Underwritten Offering) and if requested, underwriters participating in any distribution pursuant to this Agreement, their officers, directors and partners, and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of each holder.

            (b) Indemnification by the Holders. Each selling holder of Registrable Securities agrees (severally and not jointly) to indemnify and hold harmless, to the full extent permitted by law, the Issuer, its directors, officers and partners, and each Person who controls the Issuer (within the meaning of the Securities Act and the Exchange Act), and each other selling holder of Registrable Securities, their respective officers, directors and partners, and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Person, from and against any Losses resulting from any untrue or allegedly untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission had been contained in any information furnished in writing by such selling holder to the Issuer expressly for inclusion in such Registration Statement. This indemnity shall be in addition to any liability such holder may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Issuer or any Indemnified Party. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds received by such holder under the sale of the Registrable Securities giving rise to such indemnification obligation. Each holder also shall indemnify any underwriters of the Registrable Securities, their officers, directors and partners, and each Person who controls such underwriters

(within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Issuer.

            (c) Indemnification by Securities Industry Professionals. The Issuer shall be entitled to receive indemnities from, if applicable and if requested, underwriters, participating in the distribution, to the same extent as provided in Section 2.8(b) above (with appropriate modification) with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

            (d) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party; provided, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after having received notice of such claim from the Person entitled to indemnification hereunder and to employ counsel reasonably satisfactory to such Person, (C) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest exists or may potentially exist between such Person and the indemnifying party with respect to such claims or (D) the Indemnified Party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party (in the case of (B), (C) and (D), if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld; provided, that an indemnifying party may withhold its consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnifying party other than financial obligations for which such Indemnified Party will be indemnified hereunder. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of an unconditional release from all liability in respect to such claim or litigation. The indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm (together with one firm of local counsel) at any one time for all Indemnified Parties unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) a conflict or potential conflict exists or may exist (based on advice of counsel to an Indemnified Party) between such Indemnified Party and the other Indemnified Parties or (z) an Indemnified Party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other

Indemnified Parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

            (e) Contribution. If for any reason the indemnification provided for in the paragraphs (a) and (b) of this Section 2.8 is unavailable to an Indemnified Party or insufficient to hold it harmless as contemplated by paragraphs (a) and (b) of this Section 2.8, then the indemnifying party shall contribute to the amount paid or payable by the Indemnified Party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the Indemnified Party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything in this
Section 2.8(e) to the contrary, no indemnifying party (other than the Issuer) shall be required pursuant to this Section 2.8(e) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Losses of the Indemnified Parties relate exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. The parties to this Agreement agree that it would not be just and equitable if contribution pursuant to this Section 2.8(e) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.8(e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      2.9. RULES 144 AND 144A. The Issuer covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Issuer is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 or 144A under the Securities
Act), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Issuer will deliver to such holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

                            SECTION 3. MISCELLANEOUS

      3.1.  EFFECTIVE TIME.

            This Agreement shall not be effective (and the parties shall not be bound by any obligations hereunder) until the Effective Time. In the event that the Merger Agreement is terminated, this Agreement shall automatically terminate without any action on the part of any party to this Agreement.

      3.2. INJUNCTIVE RELIEF. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the requirement that a bond be posted and, if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties to this Agreement shall raise the defense that there is an adequate remedy at law.

      3.3. NOTICES. All notices, other communications or documents provided for or permitted to be given or delivered hereunder, shall be made in writing and shall be given either personally by hand-delivery, by facsimile transmission, or by air courier guaranteeing overnight delivery:

            (a)   if to the Issuer to:

                        Ameritrade Holding Corporation
                        4211 South 102nd Street
                        Omaha, Nebraska 68127
                        Attention: Chief Financial Officer
                        Fax No. (402) 597-7789

                  with a copy to:

                        Ameritrade Holding Corporation
                        132 National Business Parkway
                        Annapolis Junction, Maryland 20701
                        Attention: General Counsel
                        Fax No. (240) 568-3528

                  and to:

                        Mayer, Brown, Rowe & Maw
                        190 South LaSalle Street
                        Chicago, Illinois  60603
                        Attention: Carol S. Rivers, Esq.
                        Fax No. (312) 701-7711

            (b) if to the Stockholders, at the addresses set forth in Exhibit A.

            Each holder, by written notice given to the Issuer in accordance with this Section 3.3 may change the address to which notices, other communications or documents are to be sent to such holder. All notices, other communications or documents shall be deemed to have been duly given and delivered: (i) at the time delivered by hand, if personally delivered; (ii) when receipt is acknowledged in writing by addressee, if by facsimile transmission; and (iii) on the first business day with respect to which a reputable air courier guarantees delivery; provided, that notices of a change of address shall be effective only upon receipt.

      3.4. SUCCESSORS, ASSIGNS AND TRANSFEREES. (a) The registration rights of any holder under this Agreement with respect to any Registrable Securities may be transferred and assigned; provided, that no such assignment shall be binding upon or obligate the Issuer to any such assignee unless and until the Issuer shall have received notice of such assignment as herein provided and a written agreement of the assignee to be bound by the provisions of this Agreement. Any transfer or assignment made other than as provided in the first sentence of this
Section 3.4 shall be null and void.

            (b) This Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement, and their respective successors and permitted assigns.

      3.5. GOVERNING LAW; SERVICE OF PROCESS; CONSENT TO JURISDICTION. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE.

            (b) To the fullest extent permitted by applicable law, each party to this Agreement (i) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the United States District Court for the Southern District of New York and in any New York State court located in the Borough of Manhattan and not in any other State or Federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in the State of New York for purposes of all legal proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby and (iii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

      3.6. HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

      3.7. SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained therein.

      3.8.  AMENDMENT; WAIVER.

            (a) This Agreement may not be amended or modified and waivers and consents to departures from the provisions hereof (each, an "Amendment") may not be given, except by an instrument or instruments in writing making specific reference to this Agreement and signed by the Issuer and the holders of Registrable Securities representing at least 67% of the aggregate Registrable Securities held by the Stockholders; provided, that (i) any Amendment which materially and disproportionately benefits either the Group I Stockholders or Group II Stockholders requires the consent of holders of Registrable Securities representing at least 67% of the group not receiving such benefits, (ii) any Amendment which materially and adversely affects either the Group I Stockholders or Group II Stockholders requires the consent of holders of Registrable Securities representing at least 67% of the adversely affected group, and (iii) any Amendment which materially, disproportionately and adversely effects any holder shall require the consent of such disproportionately affected holder. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any Amendment authorized by this Section 3.8(a). For purposes of this Section 3.8(a), determinations of an Amendment's effect upon any holder, or whether the Amendment provides a disproportionate benefit, shall be based on such holder's contractual rights as of the time of the Amendment.

            (b) The waiver by any party to this Agreement of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

      3.9. WITHDRAWAL FROM AGREEMENT. At any time, any holder may elect to withdraw from this Agreement and no longer be subject to the obligations of this Agreement or have rights (including Demand Rights) under this Agreement from that date forward; provided, that a holder withdrawing from this Agreement shall nonetheless (i) be obligated under Section 2.3(a) with respect to any Pending Underwritten Offering to the same extent that such holder would have been obligated if the holder had not withdrawn and (ii) be entitled to participate under Section 2.1 or 2.2 in any Pending Underwritten Offering to the same extent that such holder would have been entitled to if the holder had not withdrawn; and provided, further, that no withdrawal from this Agreement shall terminate a holder's rights or obligations under Section 2.8 above with respect to any prior registration or Pending Underwritten Offering.

      3.10. COUNTERPARTS. This Agreement may be executed in any number of separate counterparts and by the parties to this Agreement in separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.


                 [Remainder of Page is Intentionally Left Blank]

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                       ISSUER:

                                       AMERITRADE HOLDING CORPORATION


                                       By: /s/ Joseph H. Moglia
                                           -------------------------------------
                                           Name:  Joseph H. Moglia
                                           Title: President


                                       RICKETTS GROUP I STOCKHOLDERS:


                                       /s/ J. Joe Ricketts
                                       -----------------------------------------
                                       J. Joe Ricketts

                                       /s/ Marlene M. Ricketts
                                       -----------------------------------------
                                       Marlene M. Ricketts


                                       MARLENE M. RICKETTS 1994 DYNASTY TRUST


                                       By: /s/ J. Joe Ricketts
                                           -------------------------------------
                                           J. Joe Ricketts, trustee


                                       J. JOE RICKETTS 1994 DYNASTY TRUST

                                       By: /s/ Marlene M. Ricketts
                                           -------------------------------------
                                           Marlene M. Ricketts, trustee


                                       RICKETTS GRANDCHILDREN TRUST

                                       By: /s/ Marie T. Koley
                                           -------------------------------------
                                           First National Bank of Omaha, trustee
                                           By: Marie T. Koley

                                       DOH GROUP I STOCKHOLDERS:


                                       BAIN CAPITAL FUND VII, LLC
                                       BAIN CAPITAL VII COINVESTMENT FUND, LLC

                                       By: Bain Capital Partners VII, L.P.,
                                           its General Partner

                                           By: Bain Capital Investors, LLC,
                                               its General Partner

                                               By: /s/ Stephen G. Pagliuca
                                                   -----------------------------
                                                   Name:  Stephen G. Pagliuca
                                                   Title: Managing Director


                                       BCI DATEK INVESTORS, LLC


                                       By: /s/ Stephen G. Pagliuca
                                           -------------------------------------
                                           Name:  Stephen G. Pagliuca
                                           Title: Managing Director

                                       BCIP ASSOCIATES II
                                       BCIP ASSOCIATES II-B
                                       BCIP TRUST ASSOCIATES II
                                       BCIP TRUST ASSOCIATES II-B


                                       By: /s/ Stephen G. Pagliuca
                                           -------------------------------------
                                           Name:  Stephen G. Pagliuca
                                           Title: Managing Director

                              SILVER LAKE PARTNERS, L.P.

                              By: Silver Lake Technology Associates, L.L.C.,
                                  its General Partner


                                  By: /s/ Michael Bingle
                                      --------------------------------------
                                      Name:  Michael Bingle
                                      Title: Vice President

                              SILVER LAKE INVESTORS, L.P.

                              By: Silver Lake Technology Associates, L.L.C.,
                                  its General Partner


                                  By: /s/ Michael Bingle
                                      --------------------------------------
                                      Name:  Michael Bingle
                                      Title: Vice President

                              SILVER LAKE TECHNOLOGY INVESTORS, L.L.C.

                              By: Silver Lake Technology Management, L.L.C.,
                                  its Managing Member


                                  By: /s/Michael Bingle
                                      --------------------------------------
                                      Name:  Michael Bingle
                                      Title: Vice President

                              SLP CI-2, L.P.

                              By: SLTA-GP, LLC,
                                  its General Partner

                                  By: Silver Lake Technology Associates, L.L.C.,
                                      its Managing Member


                                      By: /s/Michael Bingle
                                          ----------------------------------
                                          Name:  Michael Bingle
                                          Title: Vice President

                                       TA/ADVENT VIII, L.P.

                                       By: TA Associates A VIII, LLC,
                                           its General Partner

                                           By: TA Associates, Inc.,
                                               its Manager


                                               By: /s/ Kenneth T. Schiciano
                                                   -----------------------------
                                                   Name:  Kenneth T. Schiciano
                                                   Title: Managing Director


                                       TA EXECUTIVES FUND, LLC

                                       By: TA Associates, Inc.,
                                           its Manager

                                           By: /s/ Kenneth T. Schiciano
                                               ---------------------------------
                                               Name:  Kenneth T. Schiciano
                                               Title: Managing Director


                                       TA INVESTORS, LLC

                                       By: TA Associates, Inc.,
                                           its Manager


                                           By: /s/ Kenneth T. Schiciano
                                               ---------------------------------
                                               Name:  Kenneth T. Schiciano
                                               Title: Managing Director


                                       TA ATLANTIC & PACIFIC IV, L.P.

                                       By: TA Associates AP IV Partners, L.P.,
                                           its General Partner

                                           By: TA Associates, Inc.,
                                               its Manager


                                               By: /s/ Kenneth T. Schiciano
                                                   -----------------------------
                                                   Name:  Kenneth T. Schiciano
                                                   Title: Managing Director

                                TA IX, L.P.

                                By: TA Associates IX, LLC,
                                    its General Partner

                                    By: TA Associates, Inc.,
                                        its Manager

                                        By: /s/ Kenneth T. Schiciano
                                            ------------------------------------
                                            Name:  Kenneth T. Schiciano
                                            Title: Managing Director


                                ADVENT ATLANTIC & PACIFIC III, L.P.

                                By: TA Associates AAP III Partners, L.P.,
                                    its General Partner

                                    By: TA Associates, Inc., its General Partner

                                        By: /s/ Kenneth T. Schiciano
                                            ------------------------------------
                                            Name:  Kenneth T. Schiciano,
                                            Title: Managing Director


                                2000 EXCHANGE PLACE FUND, LLC

                                By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                   DOH GROUP II STOCKHOLDERS:

                                   ADVENT PGGM GLOBAL LIMITED PARTNERSHIP
                                   DIGITAL MEDIA & COMMUNICATIONS III LIMITED
                                     PARTNERSHIP
                                   DIGITAL MEDIA & COMMUNICATIONS III-A
                                     LIMITED PARTNERSHIP
                                   DIGITAL MEDIA & COMMUNICATIONS III-B
                                     LIMITED PARTNERSHIP
                                   DIGITAL MEDIA & COMMUNICATIONS III-C
                                     LIMITED PARTNERSHIP
                                   DIGITAL MEDIA & COMMUNICATIONS III-D C.V.
                                   DIGITAL MEDIA & COMMUNICATIONS III-E C.V.
                                   GLOBAL PRIVATE EQUITY III LIMITED PARTNERSHIP GLOBAL PRIVATE EQUITY IV LIMITED PARTNERSHIP

                                   By: Advent International Limited Partnership,
                                       its General Partner

                                       By: Advent International Corporation,
                                           its General Partner

                                           By: /s/ David Mussafer
                                               ---------------------------------
                                               Name:  David Mussafer
                                               Title: Managing Director


                                   ADVENT PARTNERS DMC III LIMITED PARTNERSHIP
                                   ADVENT PARTNERS GPE III LIMITED PARTNERSHIP
                                   ADVENT PARTNERS (NA) GPE III LIMITED
                                     PARTNERSHIP
                                   ADVENT PARTNERS LIMITED PARTNERSHIP
                                   ADVENT PARTNERS GPE IV LIMITED PARTNERSHIP
                                   ADVENT PARTNERS (NA) GPE IV LIMITED
                                     PARTNERSHIP

                                   By: Advent International Corporation,
                                       its General Partner

                                       By: /s/ David Mussafer
                                           -------------------------------------
                                           Name:  David Mussafer
                                           Title: Managing Director

                               ADVENT GLOBAL GECC III LIMITED PARTNERSHIP

                               By: Advent Global Management Limited Partnership,
                                   its General Partner

                                   By: Advent International Corporation,
                                       its General Partner

                                       By: /s/ David M. Mussafer
                                           -------------------------------------
                                           Name:  David M. Mussafer
                                           Title: Managing Director


                               FIRST UNION CAPITAL PARTNERS LLC
                               GUAYACAN PRIVATE EQUITY FUND LIMITED PARTNERSHIP

                               By: Advent International Corporation,
                                   Attorney-in-Fact

                                   By: /s/ David M. Mussafer
                                       -----------------------------------------
                                       Name:  David M. Mussafer
                                       Title: Managing Director


                               FINANZAS B.V. (as assignee of europatweb B.V.)

                               By: /s/ J.J. Schellingerbout
                                   ---------------------------------------------
                                   Name:  J.J. Schellingerbout
                                   Title: Attorney-in-Fact

                                   EXHIBIT A

                              LIST OF STOCKHOLDERS


RICKETTS GROUP I STOCKHOLDERS:

Name                                          Address for Notices
----                                          -------------------
J. Joe Ricketts                               c/o Ameritrade Holding Corporation
Marlene M. Ricketts                           4211 South 102nd Street
Marlene M. Ricketts 1994 Dynasty Trust        Omaha, NE  68127
J. Joe Ricketts 1994 Dynasty Trust            Facsimile: (402) 597-7789
                                              Attention: John R. MacDonald



Ricketts Grandchildren Trust                  c/o First National Bank of Omaha
                                              First National Center
                                              16th and Dodge Streets
                                              Omaha, NE  68102
                                              Facsimile: (402) 597-5624
                                              Attention: J. Joe Ricketts

DOH GROUP I STOCKHOLDERS:

            Name                                          Address for Notices
            ----                                          -------------------
Bain Capital Fund VII, LLC                          111 Huntington Ave.
Bain Capital VII Co Investment Fund, LLC            Boston, MA 02199
BCI Datek Investors, LLC                            Fax:  617-516-2010
BCIP Associates II                                  With copies to:
BCIP Associates II-B                                Ropes & Gray
BCIP Trust Associates II                            One International Place
BCIP Trust Associates II-B                          Boston, MA 02110-2624
                                                    Fax:  617-951-7050
                                                    Attn: Alfred Rose, Esq.
                                                          Howard Glazer, Esq.


Silver Lake Partners, L.P.                          2725 Sand Hill Road, Building C,
Silver Lake Investors, L.P.                         Suite 150
Silver Lake Technology Investors, L.L.C.            Menlo Park, CA 94025
SLP CI-2, L.P.                                      Fax: 212-981-5610
                                                    With copies to:
                                                    Gibson, Dunn & Crutcher LLP
                                                    200 Park Avenue
                                                    New York, NY 10166
                                                    Fax:  212-351-4035
                                                    Attn: Dennis J. Friedman, Esq.


TA/Atlantic & Pacific IV, L.P.                      c/o TA Associates, Inc.
TA/Advent VIII, L.P.                                125 High Street, Suite 2500
TA Investors, LLC                                   Boston, MA 02110
TA Executives Fund, LLC                             Fax:  617-574-6728
TA IX, L.P.                                         With copies to:
Advent Atlantic & Pacific III, L.P.                 Goodwin, Procter & Hoar LLP
                                                    Boston, MA 02109-2881
                                                    Fax:  617-523-1231
                                                    Attn: Jeffrey C. Hadden, P.C.

DOH GROUP II STOCKHOLDERS:

Name                                                                    Address for Notices
----                                                                    -------------------
Advent PGGM Global Limited Partnership                                  c/o Advent International Corporation
Digital Media & Communications III Limited Partnership                  75 State Street, 29th Floor
Digital Media & Communications III-A Limited Partnership                Boston, MA 02109
Digital Media & Communications III-B Limited Partnership                Fax: 617-946-2907
Digital Media & Communications III-C Limited Partnership                With copies to:
Digital Media & Communications III-D C.V.                               Pepper Hamilton LLC
Digital Media & Communications III-E C.V.                               3000 Two Logan Square
Global Private Equity III Limited Partnership                           Eighteenth and Arch Streets
Global Private Equity IV Limited Partnership                            Philadelphia, PA 19103-2799
Advent Partners DMC III Limited Partnership                             Fax:  215-981-4750
Advent Partners GPE III Limited Partnership                             Attn: James Epstein, Esq.
Advent Partners GPE IV Limited Partnership
Advent Partners (NA) GPE III Limited Partnership
Advent Partners (NA) GPE IV Limited Partnership
Advent Partners Limited Partnership
Advent Global GECC III Limited Partnership
First Union Capital Partners LLC
Guayacan Private Equity Fund Limited Partnership

(each of the foregoing DOH Group II Stockholders, together with their respective transferees, sucessors and assigns, the "Advent Stockholders")

Finanzas B.V. (as assignee of europatweb B.V.)                           Locatellikade 1
                                                                         Parnassustoren
                                                                         1076 AZ Amsterdam
                                                                         The Netherlands
                                                                         Fax: 31-20 57 57 127
                                                                         Attention: Maria van der Sluijs Plantz
                                                                         With copies to:
                                                                         Cleary, Gottlieb, Steen & Hamilton
                                                                         One Liberty Plaza
                                                                         New York, NY  10006-1470
                                                                         Fax: (212) 225-3999
                                                                         Attention: Laurent Alpert, Esq.